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                                                                   EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Packaged Ice Factory, Inc., Nevada
Southern Bottled Water, Inc., Nevada
Reddy Ice Corporation, Nevada
Cassco Ice & Cold Storage, Inc., Virginia
Packaged Ice IP, Inc., Nevada